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                                                                     EXHIBIT 5.1

                              MCCARTHY TETRAULT LLP
                               Box 48, Suite 4700
                           Toronto Dominion Bank Tower
                            Toronto, Ontario M5K 1E6

Division of Corporation Finance
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

June 7, 2006

We have acted as Canadian counsel to IMAX Corporation, a corporation incorporated under the laws of Canada (hereinafter called the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the 50,000 shares of Common Stock, without par value, of the Company (the "Shares"), to be purchased or sold from time to time pursuant to the Company's 401(k) Retirement Plan (the "Plan").

In so acting, we have examined originals or copies of the Registration Statement and the Plan, the Articles of Incorporation of the Company, and such other corporate document and records of the Company as we have deemed relevant and necessary as a basis for this opinion. In particular, we have relied upon a certificate of an officer of the Company with respect to the matters set forth therein.

For purposes of this opinion we have assumed the genuineness of all signatures on all documents and the completeness, and the conformity to original so documents, of all copies submitted to us and that all representations of fact (other than those opined on below) expressed in or implied by the documents are accurate. We are admitted to practice law only in the Province of Ontario, Canada and our opinion is limited to matters governed by the law of Ontario and the laws of Canada applicable therein.

On the basis of the foregoing, we are of the opinion that the Shares to be purchased or sold pursuant to the terms of the Plan are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ McCarthy Tetrault LLP


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